SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class A
Shares
Fiscal period ending:  10/31/95
Inception date (if less than 10 years of performance):  6/1/87

TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n       =         Number of Time Periods 1 Year    5 Years   10 Years*

P       =         Initial Investment     $1,000    N/A       $1,000

ERV     =         Ending Redeemable Value          $1,042    N/A  $2,185

T       =         Average Annual
                                 Total Return 4.22%     N/A       9.73%*

    *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                                              POP x Average shares


Interest and Dividends $2,509,955

Expenses               $407,672

Reimbursement          $0

Average shares         26,953,494

NAV                                           $13.62

Sales Charge           4.75%

POP                                           $14.30

Yield at POP           6.75%
SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class B
Shares
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance): 2/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n        =           Number of Time Periods   1 Year    5 Years   10 Years*

P        =           Initial Investment       $1,000    N/A       $1,000

ERV      =           Ending Redeemable Value  $1,036    N/A       $948


T        =           Average Annual
                Total Return             3.63%     N/A       -3.03%*

    *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                                                POP x Average shares

Interest and Dividends $212,831

Expenses               $52,049

Reimbursement          $0

Average shares         2,275,700

NAV                                          $13.60

Maximum Contingent Deferred
                       Sales Charge          5.0%

Yield at NAV           6.49%
                       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class M
Shares
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):  3/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n    =         Number of Time Periods 1 Year    5 Years   10 Years*

P    =         Initial Investment     N/A       N/A       $1,000


ERV   =         Ending Redeemable Value          N/A       N/A  $1,070

T     =         Average Annual
                                 Total Return N/A       N/A       7.02%*

    *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                                              POP x Average shares


Interest and Dividends $3,247

Expenses               $546

Reimbursement          $0

Average shares         35,996

NAV                                           $13.59

Sales Charge           3.25%

POP                                           $14.08

Yield at POP           6.48%